EXHIBIT 99.2

FOR IMMEDIATE RELEASE	Media Contacts:	AirTran Holdings, Inc.
April 22, 2008		Tad Hutcheson
Judy Graham-Weaver
Cynthia Tinsley-Douglas
Quinnie Jenkins
678.254.7442

AIRTRAN ANNOUNCES INTENTION TO OFFER $65 MILLION OF CONVERTIBLE

SENIOR NOTES AND TO OFFER 14,250,000 SHARES OF COMMON STOCK

ORLANDO, Fla., April 22, 2008 – AirTran Holdings, Inc. (NYSE:AAI), today announced that it intends to offer, subject to market and other conditions, $65 million of Convertible Senior Notes due 2015 (the “Notes”). AirTran intends to grant the underwriters of the Notes offering a 30-day option to purchase an additional $9,750,000 aggregate principal amount of the Notes, solely to cover over allotments, if any.

The Notes will be convertible into AirTran common stock, at the option of the holders of the Notes. The interest rate, conversion rate, conversion price and other terms of the Notes will be determined at the time of pricing of the offering. The Notes will be general senior unsecured obligations of AirTran.

Concurrently with the offering of the Notes, AirTran intends to offer, subject to market and other conditions 14,250,000 shares of its common stock. The underwriters have the option to purchase up to an additional 2,137,500 shares of common stock from AirTran solely to cover over allotments, if any.

Morgan Stanley & Co. Incorporated (“Morgan Stanley”) will act as bookrunner for each of the offerings and Credit Suisse Securities (USA) LLC (“Credit Suisse”) will act as co-lead manager for each of the offerings.

AirTran intends to place a portion of the net proceeds of the Notes offering in an escrow account to acquire government securities in an amount equal to the first six scheduled semi-annual interest payments due on the Notes, AirTran intends to use the remaining net proceeds from the Notes offering and the net proceeds of the common stock offering for general corporate purposes, which may include additions to working capital, capital expenditures, the retirement of debt, other investments in strategic

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AirTran Offers Convertible Senior Notes, Common Stock

alliances, code-share agreements, or other business arrangements and, although we are not presently in any negotiations, acquisitions of other airlines or their assets. Pending the application of the net proceeds, AirTran intends to invest the net proceeds in investment grade, interest bearing securities.

AirTran has filed a registration statement with the SEC for the offerings of the Notes and the common stock to which this communication relates. Before investing, please read the prospectus and prospectus supplements for the Notes and the common stock offerings in the registration statement and other documents filed with the SEC for more complete information about AirTran and these offerings. These documents are available for free and may be obtained by visiting the SEC website at http://www.sec.gov. Alternatively, copies of the prospectus and the prospectus supplements for the Notes and the common stock offerings are available by contacting Morgan Stanley at 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department or by email at prospectus@morganstanley.com, and Credit Suisse at One Madison Avenue, New York, New York 10010 or by calling toll free 800-221-1037.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About AirTran Holdings, Inc.

AirTran Holdings, Inc., a Fortune 1000 company, is the parent company of AirTran Airways, which ranked number one in the 2008 Airline Quality Rating study and offers more than 700 affordable, daily flights to 58 U.S. destinations. With 8,900 friendly Crew Members and America’s youngest all-Boeing fleet, AirTran Airways provides XM Satellite Radio and Business Class seating on every flight. For more information and free online booking, visit airtran.com.

Editors Note: This press release contains statements that contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, in this press release may be

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AirTran Offers Convertible Senior Notes, Common Stock

deemed forward-looking statements. We use words such as “anticipate,” believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions or the negative thereof to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Risk Factors” and elsewhere in the referenced prospectus and prospectus supplements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Additional information on factors that could influence AirTran’s financial results is included in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.